                                                                   EXHIBIT 99.2

                                ATARI CORPORATION
                                      PROXY
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Jack Tramiel and Sam Tramiel, jointly and severally, proxies with full power of substitution, to vote all shares of Common Stock of Atari Corporation, a Nevada corporation, which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the offices of Wilson Sonsini Goodrich & Rosati, P.C., legal counsel to the Company,
located at 650 Page Mill Road, Palo Alto, California, on July   , 1996 at 9:00
a.m., local time, or any adjournment thereof. The proxies are being directed to vote as specified below or, if no specification is made, FOR the proposal to approve (a) the Amended and Restated Agreement and Plan of Reorganization dated as of April 8, 1996 between Atari and JTS Corporation, a Delaware corporation ("JTS"), and (b) the merger of Atari with and into JTS, and in accordance with their discretion on such other matters that may properly come before the meeting.

                The directors recommend a FOR vote on each item.

                  (Continued and to be signed on reverse side.)

PLEASE MARK YOUR VOTES AS THIS:    /X/

1. Proposal to approve (a) the Amended and Restated Agreement and Plan of Reorganization dated as of April 8, 1996 between Atari and JTS, and (b) the merger of Atari with and into JTS.

                  FOR           AGAINST              ABSTAIN
                  / /             / /                  / /

                                            I plan to attend the Meeting:

                                            Dated:______________________________

                                            ____________________________________
                                            (Signature)

                                            ____________________________________
                                            (Signature)

                                            (Signature(s) must be exactly as
                                            name(s) appear on this proxy.) (If
                                            signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give full title as such, and,
                                            if signing for a corporation, please
                                            give your title. When shares are in
                                            the names of more than one person,
                                            each should sign this Proxy.)



                                       -2-